UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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The Procter & Gamble Company

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The following letter is important to your investment in Procter & Gamble. Please read. Dear Fellow Shareholders, P&G is a profoundly different, much stronger, and more profitable Company than it was just a few years ago. P&G people are transforming the Company, and working with passion, ownership and commitment to create value for consumers and shareholders. The Company is successfully executing a strategy that is working. To avoid the risk of derailing this progress, the P&G Board of Directors strongly recommends that you elect ALL of P&G’s Directors by voting on the enclosed BLUE Proxy Card today. P&G Today Has a Much Stronger Portfolio, Positioned to Win P&G has transformed its portfolio into 65 brands and 10 core categories where products solve problems and performance drives purchase. The new portfolio is focused on daily-use household and personal care categories that leverage P&G’s core strengths in consumer understanding, branding, product and package innovation, and go-to-market execution. They are faster-growth, higher-margin businesses than those we exited over the past four years. Baby Feminine Care Family Fabric Home Hair Skin & Personal Care Grooming Oral Personal Health Care Vote FOR a P&G Board that is overseeing a winning strategy Do NOT vote for Trian Discard the white proxy card

P&G's Innovation Drives Brand Leadership

P&G is the innovation leader in these categories with leadership market share positions.

P&G Brand	Rank	U.S. Market Share[1]	P&G Share vs. #2 Competitor	P&G Brand	Rank	U.S. Market Share[1]	P&G Share vs. #2 Competitor
Always	#1	54%	3.0x	Downy	#1	40%	3.0x
Bounty	#1	44%	5.5x	Gillette	#1	66%	5.0x
Cascade	#1	64%	3.0x	Oral-B	#1	34%	2.0x
Charmin	#1	28%	2.0x	TAMPAX	#1	49%	2.5x
Crest	#1	36%	1.0x	Tide	#1	41%	4.0x
DAWN	#1	50%	2.5x	Venus	#1	47%	3.0x

In its largest market, P&G has led the industry with more top 25 innovations over the last 20 years than the next six competitors combined.[2] Recent innovation winners include Always Discreet, Always Radiant, Tide PODS, Ariel PODS, Gain FLINGS, Downy Unstopables, Fairy Platinum, Cascade Action Pacs, Pampers Swaddlers, Pampers Pants, Venus Swirl, and Oral B Genius… just to name a dozen.


Pampers
pants
Tide
Gain
FAIRY
Cascade
ARIEL
Pampers
swaddlers
always
always

P&G benefits from category-dedicated innovation teams that are supplemented with a small complement of corporate R&D resources. Corporate R&D contributes to breakthrough product innovations across multiple categories, delivers substantial cost savings, drives advantages in e-commerce, and supports our sustainability initiatives. Examples include:

- **Unit Dose technology**, which led to new products such as Tide PODS and Cascade Action Pacs. **Corporate R&D invented the manufacturing equipment and process to combine two otherwise incompatible technology platforms to create this breakthrough innovation that is currently delivering $2 billion in annual sales.** These two major technology platforms are web handling technology from our Baby and Feminine Care businesses and formulaic chemistry from our Fabric and Home Care businesses. None of the individual category business units could have invented Unit Dose technology alone.
- **Air Assist flexible packaging**, which enables shipping liquid products like dishwashing soap, laundry detergent, body wash, shampoos and conditioners with up to 50% less packaging. This also provides major advantages in shipping products in e-commerce, where P&G is already $3 billion in sales, growing more than 30% a year, and the market share leader in 8 of 10 categories.
- **PureCycle technology**, which recycles and restores used polypropylene, allowing consumers to purchase more products made from recycled plastics. This breakthrough innovation can be used across multiple brands and categories to reduce materials by 30-50%, driving productivity and improving environmental sustainability.

P&G Builds Brands That Win

P&G brands are consistently ranked #1 in market share because they are the best. In the categories in which we compete, consumers seek trusted, familiar brands that solve problems and perform better than others.

Large, leading brands grow when they deliver noticeable superiority. P&G's largest brands are the fastest growing. P&G's top 10 brands grew organic sales two percentage points faster than the Company in fiscal 2017. Nearly half of P&G's top 25 brands grew organic sales by 4% or more, with four of those brands growing 10% or more. For example, Head & Shoulders is the largest shampoo brand in the world and is one of the fastest growing (up 5% last year and each year for the past decade). Tide is the largest laundry detergent brand in the U.S. and is growing market share and sales (up 5% last year and the year before).

#1
Brands with Millennials

This is as true today as it has always been. Among millennials, numerous top-selling P&G brands such as Always, Tide, Downy, Dawn, Bounty, Charmin, Gillette, and Crest hold the #1 market share position.

#1
Brand Equity Scores with Millennials

Channel trends across household and personal care categories favor the big, leading brands. Among the fastest-growing formats are limited assortment channels such as discount clubs, small convenience stores, and e-commerce. Retailers need leading brands because they drive category growth. According to data from Nielsen, a leading market research company, big brands (over 20% share) have grown at an average rate of 2.2% annually for the past 3 years, while small brands have declined 2.6% annually. In the household and personal care categories in which we compete, it is not brand size that matters; it is performance that drives purchase.

P&G's Ongoing Transformation Efforts Are Creating Value

Today's P&G is well positioned with the right plan, the right structure and the right Board in place to deliver results and shareholder value for the short-, mid- and long-term. P&G met or exceeded each of its going-in fiscal 2017 objectives: balanced top- and bottom-line growth, cash productivity and cash delivered to shareholders. Since November 2015, P&G has delivered Total Shareholder Return above peer companies.

P&G is successfully executing a winning strategy and has strong momentum. We firmly believe we should not risk derailing our progress by adding Nelson Peltz of Trian to the P&G Board.

P&G's Winning Total Shareholder Return[3]



28%
13%
4%
P&G
P&G Peers
Peltz Serving On Board

What’s the Harm of Adding Nelson Peltz to the P&G Board? A question often asked is: ‘What’s the harm of adding one person to a board?’ “What’s the harm?” is a horribly low and irresponsible standard for board governance. Nelson Peltz lacks specific qualities P&G is looking for in Board members, including experience from being digitally “native”; experience in driving innovation; health care experience; online, offline and “omni-channel” retail experience and innovation; international experience, particularly in developing markets; and gender and ethnic diversity. Mr. Peltz also has a history of behavior and hidden agendas that result in derailing companies. The P&G Board and management team have talked to numerous directors, CEOs and senior executives who have worked with Mr. Peltz, and positive recommendations were not forthcoming. People would only speak candidly about their experiences with Mr. Peltz if those discussions were kept confidential, for fear of retribution. However, one CEO whose board includes Mr. Peltz has publicly disclosed what it’s like to deal with activists such as Mr. Peltz: “I think the single biggest disconnect that I found is that many activists simply sit in conference rooms and do calculations and analysis, independent of the reality of the fact that we are dealing with human beings and people’s lives.”4 With an army of analysts accompanying Mr. Peltz, it’s not surprising that CEOs report spending up to 25% of their time answering his questions or debating misinformed ideas.4 Mr. Peltz recently suggested that growing earnings per share is unimportant.5,6 Leading shareholder return in the household and personal care categories in which P&G competes requires balanced top- and bottom-line growth and high cash efficiency. Ideas like these can derail companies by getting them out of balance, eroding shareholder value. The consequences of derailment can be quite damaging. The weighted average shareholder return of companies on which Mr. Peltz serves as a board member is 4%.3 One company has NEGATIVE 9% returns. That company has had negative volume growth every year since Mr. Peltz joined the board, and current year-to-date organic sales growth is NEGATIVE 1.0%, versus POSITIVE 3.9% the year before Mr. Peltz joined. So what’s the harm of one person on P&G’s Board? It can be substantial, if it’s the wrong person. We have done our homework. Mr. Peltz is a smart investor. He is welcome as an engaged shareholder, and we will continue to listen to him. We fully expect shareholders to hold P&G accountable to deliver returns, but putting the wrong person like Mr. Peltz on the P&G Board of Directors represents a risk of derailment and damage that should be prevented. P&G Is on the Right Track P&G people are working with passion, ownership and commitment to create value for consumers and for you - P&G shareholders. We are transforming P&G with a strategy that is working. We never quit. We intend to win with consumers and win in the marketplace. We would have it no other way. This is why the P&G Board, management team, and I continue to strongly believe it is in the best interest of our Company - and all of us who care about P&G—to VOTE BLUE. On behalf of your Board of Directors, we thank you for your continued support. David S. Taylor Chairman of the Board, President and Chief Executive Officer September 20, 2017 “In light of the vast array of actions the firm is undertaking, we fail to see a major impetus behind Peltz’s approach and little to suggest that his oversight would accelerate change.” Erin Lash, Analyst7

1 U.S. market share as of July 2017. 2 Based on IRI New Product Pacesetters Reports: Non-Food Innovations.    3 TSR calculations since November 1, 2015. Market data as of September 6, 2017. The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. The TSR for “P&G Peers” is a simple average, which follows the same methodology utilized by Trian in its measurement of the same peer constituency in its presentation filed with the SEC on September 6, 2017. 4 Source: Business Insider, “The CEO of Mondelez explains what it’s like to be targeted by Bill Ackman and Nelson Peltz”, 7.7.17. Permission to use the quotation neither sought nor obtained. 5 Source: Bernstein Conference Call with Ali Dibadj, 9.11.17. 6 Source: CNBC, “Squawk on the Street”, 9.8.17. Permission to use the quotation neither sought nor obtained. 7 Source: Erin Lash, Analyst, Morningstar, “Peltz Vies for Board Seat at P&G in Effort to Accelerate Change; Shares a Bit Undervalued”, 7.17.17. Permission to use the quotation neither sought nor obtained. Forward-Looking Statements Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

P&G people are working with passion, ownership and commitment to create value for consumers and for you—P&G shareholders. We are transforming P&G with a strategy that is working. We never quit. We intend to win with consumers and win in the marketplace. We would have it no other way. Vote BLUE for the Board and Management Team That Are Delivering Results We urge you NOT to vote using any white proxy card or voting instruction forms you might receive from Nelson Peltz of Trian. Please disregard and discard the white proxy card. You can vote by Internet, telephone or by signing and dating the BLUE Proxy Card and mailing it in the envelope provided. If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, D.F. King & Co., Inc. at (877) 361-7966 or MacKenzie Partners, Inc. at (800) 322-2885.